UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 11, 2012 (September 6, 2012)

CORONUS SOLAR INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The close of escrow for the Vacant Land Purchase Agreement (the “Phelan South Agreement”), entered into by our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), as reported in our Form 8-K’s filed with the SEC on May 7 and August 13, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Phelan South Agreement, has also been extended. Under the Phelan South Agreement, effective September 6, 2012, the close of escrow has been extended to March 15, 2013, and the Phelan South Agreement is now subject to Coronus’ board of director approval on or before February 28, 2013. Additionally, Coronus is now required to make the following, non-refundable payments to the Seller, separate from the purchase price:

September 30, 2012 - $1,726
October 31, 2012 - $1,784
November 30, 2012 - $1,726
December 31, 2012 - $1,784
January 31, 2013 - $1,784
February 28, 2013 - $1,611
March 15, 2013 - $863

We sought the above extension to the Phelan South Agreement because we require additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

ITEM 1.02           TERMINATION OF MATERIAL DEFINITIVE AGREEMENTS.

As reported in our Form 8-K filed with the SEC on April 13, 2012, on April 5, 2012, Coronus entered into a Solar Photovoltaic Asset Sale Agreement (the “Asset Sale Agreement”) with Sycamore Physicians Partners LLC (“Sycamore”). Under the Asset Sale Agreement, Coronus agreed to 1) sell, assign and transfer to Sycamore, Coronus’ sole membership in Coronus Hesperia West 1 LLC, 2) assign to Sycamore, the Hesperia West Vacant Land Purchase Agreement, and 3) use its best efforts to obtain a second Power Purchase Agreement (“PPA”) from Southern California Edison (“SCE) in relation to the Hesperia West land parcel, and to sell this PPA, relating to a 1.5 MW solar photovoltaic (“PV”) system, to Sycamore if obtained.

Under the Asset Sale Agreement, Sycamore agreed to pay $1,726,219 (the “Basic Price”) to Coronus for the sole membership in Coronus Hesperia West 1 LLC, the assignment of the Hesperia West Vacant Land Purchase Agreement, and the second PPA. On executing the Asset Sale Agreement, Sycamore agreed to pay $817,200 to Coronus, and Coronus agreed to transfer the sole membership in Coronus Hesperia West 1 LLC to Sycamore and to assign the Hesperia West Vacant Land Purchase Agreement to Sycamore. Under the Asset Sale Agreement, Sycamore agreed to pay the balance of the Basic Price, or $909,019, to Coronus on delivery of the second PPA.

As reported in our Form 8-K filed with the SEC on April 13, 2012, on April 11, 2012, Sycamore paid the $817,200 to Coronus, and on April 12, 2012, Coronus transferred the sole membership in Coronus Hesperia West 1 LLC to Sycamore and assigned the Hesperia West Vacant Land Purchase Agreement to Sycamore. As reported in our Form 8-K filed with the SEC on September 5, 2012, on August 30, 2012, our wholly-owned subsidiary, Coronus Hesperia West 2 LLC, entered into a PPA (the “Hesperia West 2 PPA “) with SCE. The Hesperia West 2 PPA relates to our application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system on the Hesperia West land parcel. Having obtained the second PPA on the Hesperia West land parcel, on September 6, 2012, Sycamore paid the balance of the Basic Price, or $909,019, to Coronus, and Coronus transferred the sole membership in Coronus Hesperia West 2 LLC to Sycamore, thus concluding the Asset Sale Agreement.

In relation to the Hesperia West 2 PPA, on transferring the sole membership in Coronus Hesperia West 2 LLC to Sycamore, Coronus is no longer obligated to post and maintain with SCE the Hesperia West 2 Development Security of $37,604, as disclosed as the Creation of a Direct Financial Obligation in our Form 8-K filed with the SEC on September 5, 2012.

As reported in our Form 8-K filed with the SEC on August 13, 2012, on August 10, 2012, we conducted a non-brokered private placement, issuing a senior secured, convertible promissory note (the “Note”) to one investor, for proceeds of CAD $40,000. The Note was secured by a first priority security interest in all of our assets, including those of our wholly-owned subsidiary, Coronus. The Note was due on demand and bore interest at an annual rate of 12%, payable in cash at redemption. On September 10, 2012, we repaid the Note in full, inclusive of the CAD $40,000 in principal and CAD $407.67 in interest owning.

ITEM 7.01           REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced today the extension to the Phelan South Agreement. We announced also, as disclosed above under Item 1.02, the conclusion of the Asset Sale Agreement and the repayment of the Note. We announced also, as disclosed below under Item 8.01, the payment of the six months of accrued salary owed to our principal executive officer.

ITEM 8.01           OTHER EVENTS.

As disclosed in Item 2 of our Form 10-Q filed with the SEC on August 14, 2012, but for six months of accrued salary, we now pay our principal executive officer’s salary when due. Our principal executive officer had verbally agreed to not seek payment of the salary accrual until such time as we were generating sufficient revenues to allow for the payment of the salary accrual without putting an undue burden on our retained earnings, or until such time as we had raised sufficient capital to eliminate our working capital deficiency. The proceeds from the conclusion of the Asset Sale Agreement, as disclosed above under Item 1.02, satisfied these conditions. Accordingly, on September 11, 2012, we paid, in full, the CAD $48,000 of accrued salary owed to our principal executive officer.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of September, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors